                                                                   EXHIBIT 10.26

                              AMENDMENT NO. 2 TO
                         LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT dated as of May 8, 2003 ("Amendment No. 2") by and between CONVERSE INC., formerly known as Footwear Acquisition, Inc., a Delaware corporation, ("Borrower") and CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                            W I T N E S S E T H :

      WHEREAS, Borrower and Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 30, 2001, by and between Borrower and Lender, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of April 23, 2002 (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements"); and

      WHEREAS, Borrower and Lender have agreed to certain amendments to the Loan Agreement as more particularly contained herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Section   Definitions.

      1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

            ""Amendment No. 2" shall mean this Amendment No. 2 to the Loan and Security Agreement by and among Borrower and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced."

      1.2    Amendment to Definitions.

         (a) The definition of "Borrowing Base" set forth in Section 1.8 of the Loan Agreement is hereby amended by deleting subsection (b) thereof and substituting the following subsection (b) therefor:
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           "(b) the lesser of: (i) the lesser of: (A) sixty-six (66%) percent of the Value of Eligible Inventory and (B) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (the "Inventory Advance Rate"), and (ii) $60,000,000 at all times during 2003, $65,000,000 at all times during 2004 and $70,000,000 at all times during 2005 and thereafter, plus"

         (b) The definition of "Eligible Accounts" set forth in Section 1.21 of the Loan Agreement is hereby amended by deleting subsection 1.21(o) thereof and substituting the following therefor:

         "(o) such Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts, except that (i) the Accounts of the Account Debtors set forth on Schedule 1.21(o) or their respective Affiliates may constitute up to twenty (20%) percent of all otherwise Eligible Accounts, and (ii) the Accounts of only a single account debtor of Borrower acceptable to Lender and designated by Borrower to Lender in writing on or about May 8, 2003 may constitute up to the lesser of: (A) sixty (60%) percent of all otherwise Eligible Accounts or (B) the dollar amount indicated with respect to the corresponding period below (but the portion of the Accounts not in excess of such percentages or amount, as applicable, may be deemed Eligible Accounts):

              Period                               Amount
        ----------------------                  -----------
        May 8, 2003 through and                 $45,000,000
        including June 30, 2004
        July 1, 2004 through and                $70,000,000
        including September 30, 2004
        October 1, 2004 through and             $45,000,000
        including June 30, 2005
        July 1, 2005 through and                $80,000,000
        including September 30, 2005
        September 30, 2005 and at all           $55,000,000
        times thereafter

         (c The definition of "Interest Rate" set forth in Section 1.42 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "(a) Subject to clauses (b), (c), and (d) of this definition below:

                  (i) as to Prime Rate Loans, a per annum rate equal to the
            Prime Rate, and

                  (ii) as to Eurodollar Rate Loans, a rate equal to two and
            one-quarter (2 1/4%) percent per annum (the "Eurodollar Rate Margin") plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by

            Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

            Notwithstanding the foregoing, in the event that Borrower shall not maintain a Consolidated Pre-Tax Net Income of greater than one ($1.00) Dollar in any fiscal year, Interest Rate shall mean (a) subject to clauses (b), (c), and (d) of this definition below: (i) as to Prime Rate Loans, a rate equal to one-quarter (1/4%) percent per annum plus the Prime Rate, and (ii) as to Eurodollar Rate Loans, a rate equal to two and one-half (2 1/2%) percent per annum (the "Eurodollar Rate Margin") plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower)."

         (d) The definition of "License Income Availability" set forth in
Section 1.48 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "1.48 "License Income Availability" shall mean $12,000,000. The License Income Availability shall reduce on a monthly basis as follows: commencing June 8, 2003 and on the first (1st) day of each month thereafter, by an amount equal to $250,000 per month."

         (e) The definition of "Maximum Credit" set forth in Section 1.53 of the Loan Agreement is hereby amended and restated in its entirety as follows:

         "1.53  "Maximum Credit" shall mean the amount of $125,000,000."

      1.3 Interpretation. For purposes of this Amendment No. 2, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement, as amended by this Amendment No. 2.

      Section  2.   Amendments to Loan Agreement.

      2.1 Schedule 1.21(o) to the Loan Agreement is hereby amended by deleting the reference therein to "Sports Authority" and substituting "Mervyn's and Gart Sports Company" therefor.

      2.2 Section 2.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
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           "(d) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and (b) the aggregate amount of Loans based upon License Income Availability outstanding at any time shall not exceed
      (i) as of the date of Amendment No. 2, sixty (60%) percent of License Income (as hereafter defined), (ii) as of the one-year anniversary of Amendment No. 2, fifty (50%) percent of License Income and (iii) as of the two-year anniversary of Amendment No. 2, forty (40%) percent of License Income. For purposes hereof, "License Income" shall mean income of Borrower in respect of Licensor Agreements for the immediately preceding twelve (12) month period as determined by Lender. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) and in this Section 2.1(d), the limits set forth in this Section 2.1(d) with respect to License Income Availability, or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

      2.3 Section 2.2(e) is hereby amended by deleting the reference therein to "$20,000,000" and substituting "$50,000,000" therefor.

      2.4 Section 3.4 of the Loan Agreement is hereby amended by deleting the reference therein to "one-half (1/2%) percent per annum" and substituting "three-eighths (3/8%) percent per annum" therefor.

       2.5 Section 7.3(d) of the Loan Agreement is hereby amended by deleting the phrase "no more than twice in any twelve (12) month period" set forth therein and substituting the phrase "no more than three (3) times in any twelve
(12) month period" therefor.

      2.6 Section 9.23 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "9.23 Minimum Excess Availability. So long as any of the Obligations remain outstanding, Borrower shall at all times maintain Excess Availability, as determined by Lender, in an amount equal to not less than Seven Million Five Hundred Thousand ($7,500,000) Dollars."

      2.7 Section 9.18 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1

         "9.18 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than (a) $60,000,000 from May 8, 2003
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      through and including June 29, 2003, (b) $65,000,000 from June 30, 2003 through and including December 30, 2003, (c) $70,000,000 from December 31, 2003 through and including December 30, 2004, and (d) $80,000,000 from December 31, 2004 and at all times thereafter; provided, that, the amount of the Adjusted Net Worth required to be maintained by Borrower under this
      Section 9.18 shall be decreased, on a dollar-for-dollar basis, by: (i) the amount of any dividend payments made pursuant to and in accordance with the terms and conditions of Sections 9.11(b) and 9.11(c) and (ii) the amount paid by Borrower to redeem any preferred Capital Stock of Borrower with proceeds of (A) a public offering of Capital Stock of Borrower, or
      (B) a credit facility of Borrower with Wachovia Bank, National Association secured only by the payments to be received by Borrower under the Licensor Agreements; provided, that, in the case of (A) and (B) above, Lender shall have given its prior written consent to any such offering or facility and subject to and in accordance with such terms and conditions as Lender may establish with respect to such consent."

      2.8 Section 12.1(a) of the Loan Agreement is hereby amended by deleting the phrase "three (3) years from the date hereof" in the first sentence thereof and substituting the phrase "May 8, 2006" therefor.

      2.9 Section 12.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "(c) If for any reason this Agreement is terminated prior to May 8, 2006 in view of the impracticality and extreme difficult of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                      Amount                      Period
                      ------                      ------
           (i)   one-half (1/2%)        From May 8, 2003 to and
           percent of the Maximum       including May 7, 2005
           Credit

           (ii)  one-quarter (1/4%)     From May 8, 2005 to and
           percent of the Maximum       including May 7, 2006.
           Credit

     Section 3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender that this Amendment No. 2 has been duly executed and delivered by Borrower and is in full force and effect as of the date of this Amendment No. 2 and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      Section 4. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to, Lender having received, in form and substance reasonably satisfactory to Lender: (a) an original of this Amendment No. 2, duly authorized, executed and delivered by Borrower and Lender, and (b) payment by Borrower to Lender in immediately available funds of the fee referred to in Section 5 hereof.

      Section 5. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Lender, contemporaneously with the effectiveness of this Amendment, an amendment fee in the amount of $850,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrower.

      Section 6. Provisions of General Application

      6.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement are intended or implied and in all other respects the Loan Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 2 and the Loan Agreement, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

      6.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

      6.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

      6.4 Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      6.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment No. 2 or any other document furnished in connection with this Amendment No. 2 shall survive the execution and delivery of this Amendment No. 2 and the other documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

      6.6 Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment No. 2 may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.
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                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                        CONVERSE INC., formerly known as
                        Footwear Acquisition, Inc.

                        By:   /s/ Marsden Cason
                           ---------------------------

                        Title:      Executive Chairman
                              ------------------------------------


                        By:   /s/ Lisa Kempa
                           ---------------------------

                        Title:      Chief Financial Officer
                              ------------------------------




AGREED:

CONGRESS FINANCIAL CORPORATION

By:   /s/ John Husson
   ---------------------------

Title:   Senior Vice President
      ------------------------------------